AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     NATIONAL ATLANTIC HOLDINGS CORPORATION

            THIS IS TO CERTIFY that NATIONAL ATLANTIC HOLDINGS CORPORATION., a New Jersey corporation under and by virtue of the provisions of Title 14A of the Revised Statutes of New Jersey and the several amendments thereof and supplements thereto, amends, restates and integrates the provisions of the Corporation's Certificate of Incorporation, pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act, as follows (this "Amended and Restated Certificate"):

                                   ARTICLE I

                                      NAME

            The name of the Corporation is NATIONAL ATLANTIC HOLDINGS
CORPORATION

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

            As of filing of this Amended and Restated Certificate, the address of the Corporation's registered office in the State of New Jersey is 4 Paragon Way, Freehold, New Jersey 07728, and the name of the Corporation's registered agent at such address is Cynthia L. Codella, Corporate Secretary.

                                  ARTICLE III

                                     PURPOSE

            The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                   ARTICLE IV

                                  CAPITAL STOCK

            The aggregate number of shares of capital stock which the Corporation shall have authority to issue is sixty million shares (60,000,000) shares, of which ten million (10,000,000) shares shall be Preferred Stock, with no par value, and fifty million (50,000,000) shares shall be Common Stock, with no par value.

            (a) Preferred Stock. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of shares of Preferred Stock, which may be issued from time to time in one or more series; to fix or alter the designations, powers, preferences and limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidate preferences or other rights, if any, and the qualifications, limitations, restrictions thereof, of any wholly unissued series of Preferred Stock; to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any series of Preferred Stock (but not below the number of shares then outstanding), which shall be accomplished by an amendment to this Amended and Restated Certificate adopted by a majority of the Board of Directors then in office.

            (b) Common Stock. The Common Stock shall have the rights, preferences, privileges and limitations as set forth below.

            (i) Voting. The holders of Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

            (ii) Dividends. Subject to the provisions of law, dividends may be paid on the Common Stock of the Corporation out of the assets legally available therefor at such time and in such amounts as the Board of Directors may deem advisable. Whenever the Board of Directors of the Corporation declares a dividend, such dividend shall be payable on such date as may be determined by the Board of Directors. The discretion of the Board of Directors in declaring dividends shall be unlimited. The holders of Common Stock shall have no right to receive dividends (or any sums on account of dividends upon any liquidation, dissolution, winding up or redemption) unless actually declared and made payable by the Board of Directors. Such dividends shall not be cumulative.

            (iii) Liquidation, Dissolution, Winding-Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its shareholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized hereunder.

            (c) No Preemptive Rights. No holder of any stock or other security of the Corporation of any class now or hereafter authorized shall, as such holder, be entitled as of right or have any preemptive right to purchase any shares of capital stock of the Corporation now or hereafter authorized, or any securities or other instruments evidencing the right to acquire any shares of capital stock of the Corporation, whether such shares or securities or instruments be unissued, or issued and thereafter acquired by the Corporation.

                                   ARTICLE V

                                  SHAREHOLDERS

            (a) Action by Shareholders. Any action taken by shareholders must be taken at an annual meeting or special meeting of shareholders of the Corporation. Shareholder action by written consent in lieu of a meeting is not permitted.

            (b) Calling of Special Meetings. Except as otherwise required by law, special meetings of shareholders may only be called by a majority the Board of Directors then in office or by the Chief Executive Officer. Special meetings of the shareholders of the Corporation may not be called by any other person or persons, except as may be required by law.

            (c) Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

            (a) Number of Directors. As of the date of filing of this Amended and Restated Certificate, the number of directors constituting the Board of Directors of the Corporation is eight the address of each director is 4 Paragon Way, Freehold, New Jersey 07728, and the name of each director is set forth below:

      James V. Gorman
      F.P. "Skip" Campion
      Peter A. Cappello, Jr.
      Andrew C. Harris
      Thomas M. Mulhare
      Thomas J. Sharkey, Sr.
      Steven V. Stallone
      Candace L. Straight

The number of directors constituting the Board of Directors of the Corporation from time to time shall be determined in the manner provided in the Bylaws of the Corporation.

            (b) Classification of Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the members of the Board of Directors shall be divided into three classes, each of which shall be as nearly equal in number of directors as possible. At each annual meeting of shareholders, the directors of only one class shall be elected (unless vacancies are being filled or as otherwise required by law), and the directors in such class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors have been duly elected and qualified.

            (c) The initial Class I directors, whose term expires at the Annual Meeting in 2005 are Steven V. Stallone and Thomas J. Sharkey, Sr. The initial Class II directors, whose term expires at the Annual meeting in 2006 are Peter
A. Cappello, Jr., Andrew C. Harris and Candace L. Straight. The initial Class III directors whose term expires at the Annual Meeting in 2007 are James V. Gorman, F.P. "Skip" Campion and Thomas M. Mulhare.

            (d) Removal of Directors. The shareholders may remove a director from the Board of Directors during the director's term of office only for cause. Removal of a director for cause requires the affirmative vote of the holders of a majority of all outstanding shares entitled to vote for the election of directors.

            (e) Vacancies. Vacancies or newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next succeeding annual meeting of shareholders and until their successors are duly elected and shall qualify, unless sooner displaced. Except as provided by applicable law, the Board of Directors shall have the exclusive power and authority to fill any vacancies or any newly created directorships on the Board of Directors and the stockholders shall have no right to fill such vacancies. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

                                  ARTICLE VII

                                 INDEMNIFICATION

            (a) Limitation on Personal Liability of Directors and Officers. No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (2) for acts or omissions not in good faith or which involve a knowing violation of law, (3) under Section 14A:6-12 of the New Jersey Business Corporation Act, or (4) for acts or omissions which result in receipt by the director of an improper personal benefit or as otherwise required by law. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act, as so amended. Any repeal or modification of this Section (a) of Article VII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            (b) The Corporation shall indemnify a corporate agent of the Corporation against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

            (i) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

            (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.


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

            The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such corporate agent did not meet the foregoing standards of conduct.

            (c) The Corporation shall indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

            (d) The Corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections (b) and (c) of this Article VII or in defense of any claim, issue or matter therein.

            (e) A determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in Sections (b) or (c) of this Article VII:

            (i) by the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

            (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board of Directors; or

            (iii) by the shareholders if a resolution of the Board of Directors or of the shareholders so directs.

            (f) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this Article VII.

            (g) The indemnification and advancement of expenses provided by this
Article VII shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a corporate agent may be entitled by agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) which the corporate agent knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which the corporate agent had a material conflict of interest, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

            (h) The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this
Article VII. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

            (i) Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify a corporate agent to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated if the New Jersey Business Corporation Act is amended to authorize corporate action providing additional indemnification rights, then the Corporation shall indemnify a corporate agent to the full extent permitted by applicable law. Any repeal or modification of this Article VII shall not adversely affect any right of a corporate agent existing at the time of such repeal or modification.

            (j) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.

            (k) "Expenses" means reasonable costs, disbursements and counsel fees.

            (l) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties.

                                  ARTICLE VIII

                                    DURATION

            The duration of the Corporation shall be perpetual.


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

                                   ARTICLE IX

                                    AMENDMENT

            This Amended and Restated Certificate of Incorporation may be amended by the affirmative vote of a majority of the Board of Directors then in office, and by the affirmative vote of the holders of at least a majority of the votes entitled to vote thereon; provided, however, Article IV(a), Article V(a),
Article V(b), Article VI(b), Article VI(d) and this Article IX may only be amended by the affirmative vote of two-thirds of the Board of Directors then in office, and by the affirmative vote of the holders of at least two-thirds of the votes entitled to vote thereon.

            IN WITNESS WHEREOF, National Atlantic Holdings Corporation has caused this Amended and Restated Certificate to be duly executed by its Chairman, and attested by its Secretary, on this 14 day of January, 2005.

                                        NATIONAL ATLANTIC HOLDINGS
                                        CORPORATION

                                        By:  /s/ James V. Gorman
                                            ---------------------
                                                 James V. Gorman
                                                    Chairman

Attest:

/s/ Cynthia L. Codella
-----------------------
    Cynthia L. Codella
        Secretary

                     NATIONAL ATLANTIC HOLDINGS CORPORATION
                              AMENDED AND RESTATED
                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

1.1 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Corporation is located at 4 Paragon Way, Freehold, New Jersey 07728.

1.2 OTHER PLACES OF BUSINESS. The Corporation may also have offices at such other places within and without the State of New Jersey as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

2.1 ANNUAL MEETING. The Annual Meeting of the shareholders of the Corporation shall be held on such date and at such time as shall be designated by the Board of Directors and as stated in the Notice of Meeting, for the election of directors and for the transaction of only such other business as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the procedures set forth in this Article II.

2.2 SPECIAL MEETINGS. Special meetings of shareholders may only be called by a majority of the Board of Directors then in office or by the Chief Executive Officer. Special meetings of the shareholders of the Corporation may not be called by any other person or persons, except as may be required by law.

2.3 PLACE OF MEETINGS. Meetings of shareholders of the Corporation shall be held at the Corporation's registered office, or at such places within or without the State of New Jersey as may be designated by the Board of Directors and stated in the Notice of the Meeting.

2.4 NOTICE OF MEETINGS. Written notice of the time, place and purpose of all meetings of the shareholders shall be mailed to or delivered personally to each shareholder by the Corporation, not less than ten (10) nor more than sixty (60) days prior to the meeting to each shareholder of record entitled to vote, at his or her address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by the shareholder to the Corporation for such purpose. Such further notice shall be given as may be required by law or these By-Laws. Any meeting may be held without notice if all shareholders entitled to vote either are present in person or by proxy, or waive notice in writing, either before or after the meeting.

2.5 QUORUM. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders; but, if there be less than a quorum, the chairman of the meeting or the holders of a majority of the stock so present or represented may adjourn the meeting until a quorum shall be present.

2.6 VOTING; PROXIES. At all meetings of the shareholders, each registered owner of shares entitled to vote may vote in person or proxy and shall have one vote for each such share standing in such shareholder's name on the books of the Corporation. Elections of directors need not be by ballot. Every proxy shall be executed in writing by the shareholder or his agent. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder, but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

2.7 ORGANIZATION. The Chairman of the Board, or in the absence of the Chairman of the Board, the person designated by the Board of Directors shall preside at all meetings of the shareholders.

The person presiding at any meeting of shareholders shall have the power to appoint two or more persons to act as inspectors to receive, canvass and report the votes cast by the shareholders at such meeting; but no candidate for the office of director shall be appointed as inspector at any meeting for the election of directors.

The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary shall act as secretary of all meetings of the shareholders; and in the absence of both, the person presiding at the meeting shall appoint a person to act as secretary of the meeting.

2.8 FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD. In order that the Corporation may determine the shareholders entitled: (a) to notice of or to vote at any meeting of shareholders or adjournment thereof; or (b) to receive payment of any dividend or other distribution or allotment of any rights, the Board of Directors may fix a record date and, in such case, only shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meetings, or to receive payment of such dividends or other distribution or allotment of any rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date as fixed as aforesaid.

The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty nor less than ten days before the date of a meeting of shareholders or other action requiring a determination of shareholders entitled to participate in such actions.

2.9   NOTICE OF SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS AND BUSINESS.
    (a) (i) The proposal of business by a shareholder to be considered at an Annual Meeting of Shareholders, which proposal is not in the form of a proposal requested by such shareholder to be included pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") in the Corporation's proxy statement for such Annual Meeting, and/or nominations of persons for election to the Board of Directors of the Corporation at an Annual Meeting of Shareholders may be made by a shareholder who was a shareholder of record at the time of giving of notice provided for in this Section 2.9 of Article II, who is entitled to vote at such Annual Meeting and who has complied with the notice procedures set forth in this
Section 2.9 of Article II.

            (ii) For any such business and/or nominations to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety nor more than one hundred twenty days prior to the first anniversary of the preceding year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder to be timely shall be so delivered not less than ninety days nor more than one hundred twenty days prior to such Annual Meeting or ten days following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a shareholder's notice as described above. To be properly submitted, such shareholder's notice shall set forth (A) as to any such business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, any material interest of such shareholder in such business and the beneficial owner, if any, on whose behalf the proposal is made; (B) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if so elected); and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf of the proposal or nomination is made
(1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

            (b) Except as otherwise provided by applicable law, the person presiding at the meeting shall have the authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed (as the case may be) in compliance with the procedures set forth in this Section 2.9, of Article II, and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded and, in such event, any such defective proposal or nomination shall be disregarded.

            (c) In addition to the requirements of the foregoing provisions of this Section 2.9 of Article II, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section
2.9 of Article II shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the

Exchange Act or (ii) of holders of any series of preferred stock to elect directors under an applicable preferred stock designation as set forth in the Corporation's Certificate of Incorporation, as it may be amended and/or restated from time to time.

                                  ARTICLE III

                               BOARD OF DIRECTORS

3.1 ELECTION AND NUMBER OF DIRECTORS. The number of Directors which shall constitute the whole board shall be not less than seven (7) nor more than twenty
(20). Within such limits, the number of Directors shall be determined by resolution of the Board of Directors. Subject to the right of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible. At each annual meeting of shareholders, the directors of only one class shall be elected (unless vacancies are being filled or as otherwise required by law), and the directors in such class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors have been duly elected and qualified. Directors need not be shareholders nor residents of New Jersey. A Chairman of the Board of Directors shall be elected by the affirmative vote of a majority of the Directors then in office.

3.2 VACANCIES. Vacancies or newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next succeeding annual meeting of shareholders and until their successors are duly elected and shall qualify, unless sooner displaced. Except as provided by applicable law, the Board of Directors shall have the exclusive power and authority to fill any vacancies or any newly created directorships on the Board of Directors and the stockholders shall have no right to fill such vacancies. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

3.3 CORPORATE POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3.4 PLACE AND TIME OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey, at such time and at such place as shall from time to time be determined by the Board. No notice is required for regular meetings.

3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chief Executive Officer on ten (10) days' notice to each Director, either personally or by mail; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of two Directors.

3.6 QUORUM. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. A Director who abstains from participation in a particular course of business shall nonetheless be counted for purposes of determining a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the Directors so present may adjourn the meeting, without notice other than the announcement at the meeting, until a quorum shall be present.

3.7 WRITTEN CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.8 TELEPHONIC COMMUNICATIONS. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.9 DIRECTOR COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors, including the reimbursement of their expenses for attendance at meetings. Members of special or standing committees may be allowed like compensation for attending committee meetings or stated salary. No such payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Any member of the Board of Directors who is at the time of service an employee of the Corporation or any of its subsidiaries, will not receive any compensation

3.10 REMOVAL FOR CAUSE. The shareholders may remove a Director from the Board of Directors during the Director's term of office only for cause. Removal of a Director for cause requires the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon.

                                   ARTICLE IV

                                   COMMITTEES

4.1 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board, shall appoint Committees from time to time pursuant to this Article IV.

4.2 Any Committee established pursuant to Section 4.1 shall have and may exercise all of the authority of the Board, to the extent granted to each such Committee, except that no such Committee shall:

                  a.    make, alter or repeal any By-Law of the Corporation;

                  b. elect or appoint any Director, or remove any officer or Director;

                  c. submit to shareholders any action that requires shareholders' approval; or

                  d. amend or repeal any resolution theretofore adopted by the Board.

                                   ARTICLE V

                                    OFFICERS

5.1 TITLES AND ELECTION. The Principal Officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as its shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

5.2 TERMS OF OFFICE. The Officers shall hold office until their successors are chosen and qualify.

5.3 REMOVAL. Any officer elected by the Board of Directors may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors then in office.

5.4 CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

5.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and of the shareholders. He shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

5.6 PRESIDENT. A President, who shall perform such duties and have such powers and authority as is declared to him or her from time to time by the Board of Directors. If no person shall be elected President, the duties of the President shall be performed by the Chief Executive Officer.

5.7 VICE PRESIDENTS. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President, shall direct. Vice Presidents can be designated as Executive or Senior Vice Presidents.

5.8 SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record the minutes of proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and of the special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records, required by law are properly kept and filed.

5.9 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Directors whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation.

5.10 SUBORDINATE OFFICERS. The Chief Executive Officer may appoint such other subordinate officers and agents and prescribe their respective rights, terms of office, authority and duties. The Chief Executive Officer may remove any such subordinate officer or agent appointed by him or her, for or without cause.

5.11 DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or disability of any principal officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.

                                   ARTICLE VI

                                  CAPITAL STOCK

6.1 STOCK CERTIFICATES. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and as may be required by New Jersey law.

Certificates for stock of the Corporation shall be signed by the Chief Executive Officer or a Vice President (including any Executive or Senior Vice Presidents) and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The shares of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate representing the number of shares registered in certificate form.

6.2 TRANSFER OF SHARES. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock

6.3 RECORD HOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

6.4 TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to bear the signatures of such transfer agent and registrar.

6.5   LOST, STOLEN OR DESTROYED CERTIFICATES. (a)     Where a certificate for
shares has been lost, apparently destroyed, or wrongfully taken and the owner thereof fails to so notify the Corporation or the transfer agent of that fact within a reasonable time after he or she has notice of it and the transfer agent or the Corporation registers a transfer of the shares before receiving such a notification, the owner shall be precluded from asserting against the Corporation any claim for registering the transfer of such shares or any claim to a new certificate.

      (b) Subject to the foregoing, where the owner of shares claims that the certificate representing shares has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner thereof requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, makes proof in affidavit form, satisfactory to the Secretary or Assistant Secretary of the Corporation and to its transfer agent, of his or her ownership of the shares represented by the certificate and that the certificate has been lost, destroyed or wrongfully taken; files an indemnity bond for an open or unspecified amount or if authorized in a specific case by the Corporation, for such fixed amount as the Chief Executive Officer, or a Vice President (including any Executive or Senior Vice President), or the Secretary of the Corporation may specify, in such form and with such surety as may be approved by the transfer agent and the Secretary or Assistant Secretary of the Corporation, indemnifying the Corporation and the transfer agent and registrar of the Corporation against all loss, cost and damage which may arise from issuance of a new certificate in place of the original certificate; and satisfies any other reasonable requirements imposed by the Corporation or transfer agent. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issuance of such new certificate may be surrendered.

                                  ARTICLE VII

                             INVESTMENTS AND MONEYS

7.1 AUTHORITY TO INVEST. Investment of the funds of the Corporation and the purchase and sale of investment securities by the Corporation shall be made only as authorized or approved by the Board of Directors or a committee appointed by the Board of Directors and charged with the duty of supervising or making such investments, purchases and sales.

7.2 SAFEKEEPING OF INVESTMENT SECURITIES. Securities representing the invested funds of the Corporation shall be placed for safekeeping in safe deposit vaults in the name of the Corporation, or pursuant to a custodian account, in such banks or trust or safe deposit companies as shall be approved by the Board of Directors. Access to the vaults shall be in accordance with procedure approved by resolution of the Board of Directors and such resolution shall be effective upon a copy thereof being lodged with the bank or trust or safe deposit company in which the securities are lodged.

In the event that the Board of Directors shall determine to establish a custodian account with a bank or trust or safe deposit company and shall provide that all or any part of the securities now or hereafter representing the invested funds of the Corporation shall be delivered to such bank or trust or safe deposit company approved by the Board of Directors, then and in that event such bank or trust or safe deposit company shall hold such securities so delivered in the custodian account in accordance with the procedure and under the authority of the resolution approved by the Board of Directors.

7.3 SIGNATORY AUTHORITY. Any two of the following: the Chief Executive Officer and any Vice President (including Executive and Senior Vice Presidents) acting jointly, or any one of them acting jointly with any Vice President or the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, is authorized and empowered to sell, assign, exchange and transfer any and all shares of stock, bonds and other securities owned by or standing in the name of the Corporation, and to make, execute and deliver in the name and as the act of the Corporation under its corporate seal any and all instruments in writing necessary or proper to carry such sales, assignments, exchanges and transfers into effect.

7.4 DEPOSIT OF MONEYS. Moneys received by the Corporation may be deposited to its credit in such banks or trust companies as the Board of Directors may designate.

7.5 EXERCISE OF VOTING RIGHTS ON INVESTMENT SECURITIES. The Chief Executive Officer, or any Vice President (including Executive and Senior Vice Presidents) shall have authority to vote in person or by proxy any of the stock of any other corporation which the Corporation may hold and to execute any and all consents or other documents relating to such stocks. The authority herein granted may be exercised by those officers either in person or by proxy or by power of attorney duly executed by the officer.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 FISCAL YEAR. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board of Directors, the fiscal year shall end on December 31 of each calendar year.

8.2 NOTICES. Any notice required to be given to any shareholder, Director or officer under the provisions of these By-Laws or otherwise shall (subject to the provisions of law and of the Certificate of Incorporation) be deemed to be sufficiently given if such notice be written or printed and be deposited in the post office addressed to such shareholder, Director or officer at his or her address appearing on the books or records of the Corporation, or such notice may be sent by facsimile or delivered in person to such shareholder, Director or officer and the mailing of such notice or transmitting of such facsimile or delivery of such notice, as the case may be, shall constitute due and sufficient notice.

8.3 LOANS. To the extent permitted by the Sarbanes-Oxley Act of 2002 and any other applicable law or regulation, the Board of Directors may authorize the Corporation to lend money to, guarantee any obligation of, or otherwise assist, any non-executive officer or other employee of the Corporation or of any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee, or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, and may be made upon such other terms and conditions as the Board of Directors may determine. The Corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit in the form of a personal loan to or for any Director or executive officer.

8.4 SEAL. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the year and state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument, or affixed thereto. Such seal may be altered from time to time in the discretion of the Board of Directors.

8.5 INSPECTION OF CORPORATE RECORDS. The share register, or duplicate share register, and minutes of proceedings of the shareholders shall be open to inspection for any proper purpose upon the written demand of any person who has been a shareholder of record or holder of a voting trust certificate for at least six months immediately preceding that person's demand, or any person holding, or so authorized in writing by the holders of, at least 5 percent of the outstanding shares of any class. The inspection may be made at any reasonable time not less than five days after the person has given written notice of the demand to the Corporation. The inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand for inspection shall be made in writing upon the Chief Executive Officer or Secretary of the Corporation.

8.6 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed manually or by facsimile signature by the Chief Executive Officer, or any

Vice President (including any Executive or Senior Vice President) and may also be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

8.7 EXECUTION OF CONTRACTS. The board may authorize any officer, employee or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount unless so authorized by the Board or these By-Laws.

8.8 FORCE AND EFFECT OF BY-LAWS. These By-Laws are subject to the provisions of the New Jersey Business Corporation Act and the Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of the Act or the Certificate of Incorporation shall govern to the extent of such inconsistency.

                                   ARTICLE IX

                                EMERGENCY BY-LAWS

9.1 OPERATIVE EVENT. These Emergency By-Laws, notwithstanding any different provision in the Certificate of Incorporation or By-Laws, shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster. These Emergency By-Laws shall cease to be operative upon termination of such emergency.

9.2 NOTICE OF MEETING. During any such emergency, a meeting of the Board of Directors or a committee thereof may be called by any person designated by the Board of Directors as an Executive Officer or by any Director. Notice of the time and place of the meeting shall be given by the person calling the meeting to only such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

9.3 QUORUM. During any such emergency, any two Directors in attendance at the meeting shall constitute a quorum, and officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order or priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list, shall, to the extent required to constitute a quorum at any meeting of the Board of Directors during the emergency, be deemed Directors for such meeting. If at the time of the emergency the Board of Directors has not approved such a list of persons, then to the extent required to constitute a quorum at any meeting of the Board of Directors during the emergency, the persons designated by the Board of Directors as executive officers of the Corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

9.4 LINES OF MANAGEMENT SUCCESSION. During any such emergency, the Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

9.5 OFFICE RELOCATION. The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal offices or designate several alternative principal offices or regional offices, or authorize an officer or officers so to do.

9.6 LIABILITY. No officer, director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.

9.7 REPEAL OR AMENDMENT. These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of
Section 9.6 of this Article IX with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                   ARTICLE X

                                   AMENDMENTS

These By-Laws may be altered, amended or repealed, in whole or in part or new By-Laws may be adopted by approval of a majority of the Board of Directors then in office or the vote, at a regular or special shareholders' meeting, of the holders of a majority of the votes entitled to be cast by the holders of all our capital stock then entitled to vote.; provided, however, Section 2.2, Section 2.9, Section 3.1, and this Article X may be altered, amended or repealed only with the approval of two-thirds of the Board of Directors then in office or by the vote, at a regular or special shareholders' meeting, of the holders of at least two-thirds of the votes entitled to be cast by the holders of all of our capital stock entitled to vote thereon.

Certified to be a true copy.



Date                                       Secretary